September 26, 2006

Ms. Bonnie W. Gwin

22400 McCauley Road

Shaker Heights, Ohio 44122

Dear Bonnie:

On behalf of Heidrick & Struggles, Inc. (the “Company”), I am pleased to confirm the terms of your employment arrangement in this letter agreement (the “Agreement”).

1.	Term. This Agreement shall have the effective commencement date of 01 October 2006 (the “Effective Date”) and shall continue through 09 March 2008 (the “Term”), unless further extended or sooner terminated as provided in this Agreement.

2.	Title and Duties. During the term of this Agreement, you will serve as a Senior Partner of Heidrick & Struggles, Inc., with such duties and responsibilities as are customarily assigned to such position, and such other duties and responsibilities not inconsistent therewith as may from time to time be assigned to you. You agree that you will devote your full time, energy, and skill to the business of the Company and to the promotion of the Company’s best interest, and shall not work or perform services for any other employer as an employee, consultant or otherwise during the Term.

3.	Compensation.

(a)	Salaries and Bonuses.

(i) From the Effective Date through 31 December 2007, you will be paid a monthly Fee/SOB Salary of $41,666.67, which annualizes to $500,000, payable at the end of each month, minus deductions required by law. You will not be paid a Management Salary during this period. In addition to your Fee/SOB Salary and subject to subparagraph (c) below:

(1) for your management service in 2006 prior to the Effective Date, you will be eligible for and receive a guaranteed pro rata Management Bonus payment of $375,000, payable in accordance with the Company’s policies regarding such bonuses;

(2) for your service as a Senior Partner following the Effective Date and for the remainder of 2006, you will receive a guaranteed pro rata Fee/SOB bonus payment of $50,000, payable in accordance with the Company’s policies regarding such bonuses;

Sears Tower-Suite 4200 233 South Wacker Drive Chicago, IL 60606-6303 Phone: 312/496-1200 Fax: 312/496-1290

Heidrick & Struggles International, Inc. Offices in Principal Cities of the World www.heidrick.com

Ms. Bonnie W. Gwin

September 26, 2006

(3) for the calendar year 2007, you will be eligible for and receive an annual guaranteed Fee/SOB Bonus payment of $200,000, payable in accordance with the Company’s policies regarding such bonuses.

(ii) Beginning on 01 January 2008 through 09 March 2008 you will receive a Fee/SOB Salary and such bonus compensation as may be agreed between you and the Company.

(iii) Your Fee/SOB Salary and your guaranteed Fee/SOB bonus for the applicable year will be subtracted from the applicable Fee/SOB compensation you earn in that year under the Company’s then-applicable Fee/SOB compensation plan and will serve as a guaranteed floor with respect to your Fee/ SOB compensation for the applicable year.

(iv) All Management and Fee/SOB Bonus payments described in this Agreement are, at the Company’s sole discretion and consistent with the terms of the Company’s then-applicable compensation plan, payable in both cash and restricted stock unts (“RSU’s”). For Management and Fee/SOB Bonus payments earned in 2006, 85% of the bonus payment will be paid in cash and 15% will be paid in equivalent value RSU’s.

(b) Other Provisions Regarding Bonuses. Except as explicitly set forth herein, all bonuses are discretionary and are not earned until approved by the Compensation Committee and/or Board of Directors of the Company. Bonuses will be payable only if you are in the Company’s employ and not on notice on the regular bonus payment date.

(c) Incentive Compensation and Other Plans. You will not be eligible to participate in the Change in Control Severance Plan or the Severance Pay Plan.

4.	Benefits. You will be eligible to participate in the Company’s benefit programs at the same level as other senior executives of the Company on your effective date. Our benefits program includes group health, dental, vision, life/AD&D, long-term disability, short-term disability salary continuation, paid holidays, Flexible Spending Account, and the Heidrick & Struggles, Inc. 401(k) Profit-Sharing and Retirement Plan. You will also be eligible to participate in the Company’s Physical Examination and Financial Planning Program. Your eligibility for all such programs and plans is determined under the terms of those programs/plans. Any discrepancy between this summary and the company’s plan documents will be resolved in favor of the plan documents. Our benefits program, compensation programs, and policies are reviewed from time to time by Company management and may be modified, amended, or terminated at any time.

5.	Expenses. The Company will reimburse you for your business expenses in accordance with its policies.

Ms. Bonnie W. Gwin

September 26, 2006

6.	Compliance with Policies. Subject to the terms of this Agreement, during the Term, you agree that you will comply in all material respects with all policies and procedures applicable to similarly situated employees of the Company, generally and specifically.

7.	Termination of Employment.

(a) Employment At Will. You will be an “employee at will” of the Company, meaning that either party may terminate the employment relationship at any time for any reason (with or without cause or reason) upon written notice to the other party. A period of notice shall only be required if it is expressly provided in writing under written Company employment policies in effect at the time of such termination.

(b) No Notice Period in Case of Termination for Cause. Notwithstanding any period of notice under written Company employment policies in effect at the time of termination, the Company shall have the right to terminate your employment for Cause immediately upon written notice.

(c) Compensation and Benefits Upon Termination. Upon the termination of your employment, you will be paid your Base Salary up through your last day of work (the “Termination Date”), and any other amounts required by law. You may also be eligible for additional payment and benefits, as follows:

(i) In the event that you terminate your employment without Good Reason, as defined in this Agreement, or in the event that the Company terminates your employment for Cause, as defined in this Agreement, you will not be entitled to any of the benefits contemplated herein to extend beyond your employment, unless otherwise provided by relevant plan documents.

(ii) In the event that you terminate your employment with Good Reason, as defined in this Agreement, or in the event that the Company terminates your employment without Cause, as defined in this Agreement, you will be entitled to severance compensation as follows:

(1) If your Termination Date in such instance is between the Effective Date and 31 March 2007, and provided that you execute and do not revoke a Release of Claims in a form typically required by the Company, you shall be entitled to severance pay equal to two times (2x) the sum of your Fee/SOB Salary and guaranteed Fee/SOB Bonus payment for 2007, as set forth in this Agreement.

(2) If your Termination Date in such instance is between 01 April 2007 and 09 March 2008, and provided that you execute and do not revoke a Release of Claims in a form typically required by the Company, you shall be

Ms. Bonnie W. Gwin

September 26, 2006

entitled to severance pay equal to three times (3x) the sum of your Fee/SOB Salary and guaranteed Fee/SOB Bonus payment for 2007, as set forth in this Agreement.

(3) You shall not be eligible for any other payment or benefit unless otherwise provided by the relevant plan documents.

(d) Definitions of Cause and Good Reason. For purposes of this Agreement, “Cause” shall mean any of the following: (i) your engagement, during the performance of your duties hereunder, in acts or omissions constituting dishonesty, fraud, intentional breach of fiduciary obligation or intentional wrongdoing or malfeasance; (ii) your conviction for a felony; (iii) your material violation or breach of any provision of this Agreement; (iv) your unauthorized use or disclosure of confidential information pertaining to the Company’s business; (v) your engagement in conduct causing demonstrable injury to the Company or its reputation; (vi) your unreasonable failure or refusal to perform your duties as the Company reasonably requires, to meet goals reasonably established by the Company, or to abide by the Company’s policies for the operation of its business, and the continuation thereof after the receipt by you of written notice from the Company and a forty-five (45) day cure period; (vii) your illegal use of drugs or use of alcohol or intoxication on work premises, during working time, or which interferes with the performance of your duties and obligations on behalf of the Company; or (viii) your death or Disability, as hereinafter defined. For purposes of this Agreement, “Disability” shall mean that you have been unable, for six (6) consecutive months, to perform your duties under this Agreement even with accommodation, as a result of physical or mental illness or injury. For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following events without your written consent: (i) a substantial diminution in position, authority, duties, responsibilities, compensation or benefits; (ii) the Company’s failure to correct a material breach of this Agreement within forty-five (45) days of your providing written notice to the Chief Human Resources Officer of such breach; (iii) the Company’s failure to initiate good faith efforts to remediate hostile or discriminatory behavior directed at you within forty-five (45) days of your providing written notice to the Chief Human Resources Officer of the failure; or (iv) the Company’s material failure to provide the personnel and resources necessary to support your position as Senior Partner in the manner the Company has determined appropriate, within forty-five (45) days of your providing written notice of a material deficiency in support to the Chief Human resources Officer.

(e) Return of Materials. Upon the termination of your employment, you agree to return to the Company, all Company property, including all materials furnished to you during your employment (including but not limited to keys, computers, automobiles, electronic communication devices, files and identification cards) and all materials created by you during your employment. In addition, you agree that upon the termination of your employment you will provide the Company with all passwords and similar information

Ms. Bonnie W. Gwin

September 26, 2006

which will be necessary for the Company to access materials on which you worked or to otherwise continue in its business.

(f). Forfeiture of Unvested Equity. Upon the termination of your employment for any reason, you will forfeit all equity interests granted to you by the Company at any time, including but not limited to stock options and restricted stock units, that have not vested as of your Termination Date.

8.	Confidentiality. In the course of your employment with the Company you will be given access to and otherwise obtain knowledge of certain trade secrets and confidential and proprietary information pertaining to the business of the Company and its affiliates. During the term of your employment with the Company and thereafter, you will not, directly or indirectly, without the prior written consent of the Company, disclose or use for the benefit of any person, corporation or other entity, or for yourself, any trade secrets or other confidential or proprietary information concerning the Company or its affiliates, including, but not limited to, information pertaining to their clients, services, products, earnings, finances, operations, marketing, methods or other activities; provided, however, that the foregoing shall not apply to information which is of public record or is generally known, disclosed or available to the general public or the industry generally (other than as a result of your breach of this covenant or the breach by another employee of his or her confidentiality obligations). Notwithstanding the foregoing, you may disclose such information as is required by law during any legal proceeding or to your personal representatives and professional advisers as is required for purposes of rendering tax or legal advice, and, with respect to such personal representatives and professional advisers, you shall inform them of your obligations hereunder and take all reasonable steps to ensure that such professional advisers do not disclose the existence or substance thereof. Further, you shall not, directly or indirectly, remove or retain, and upon termination of employment for any reason you shall return to the Company, any records, computer disks or files, computer printouts, business plans or any copies or reproductions thereof, or any information or instruments derived therefrom, arising out of or relating to the business of the Company and its affiliates or obtained as a result of your employment by the Company.

9.	Non-Solicitation/Non-Competition. Without the prior written consent of the Company, during the term of your employment with the Company and for a period of six (6) months after the termination of your employment by the Company, unless such termination was without Cause, or if such termination was by you for other than Good Reason, you shall not (i) become engaged in or otherwise become interested in, whether as an owner, officer, employee, consultant, director, stockholder, or otherwise, any company, enterprise or entity that provides or intends to provide services similar to those provided by the Company in the geographical area which you served during your employment with the Company; (ii) directly or indirectly solicit or assist any other person in soliciting any client of the Company with whom you had direct professional contact during the twelve (12) months

Ms. Bonnie W. Gwin

September 26, 2006

immediately prior to the termination of your employment with the Company and during which you learned confidential information, or whose account you oversaw during your employment with the Company; (iii) directly or indirectly solicit, or assist any other person in soliciting, any employee of the Company or its affiliates (as of your termination of employment with the Company) or any person who, as of such date, was in the process of being recruited by the Company or its affiliates, or induce any such employee to terminate his or her employment with the Company or its affiliates; or (iv) hire or assist another in hiring any employee of the Company or its affiliates who potentially possesses the Company or its Affiliate’s Confidential Information for a position where the employee’s knowledge of such information might be relevant. The provisions of this Section 9 shall be in addition to any restrictive covenants that are set forth in or otherwise required by Company benefit plans, including but not limited to the Change in Control Severance Plan and the Severance Pay Plan. In the case of a discrepancy between this Section and any such restrictive covenant, the more restrictive language will apply.

10.	Other Legal Matters.

(a) No Other Agreements/Obligations. You have advised the Company that your execution and performance of the terms of this Agreement do not and will not violate any other agreement binding on you or the rights of any third parties and you understand that in the event this advice is not accurate the Company will not have any obligation to you under this Agreement.

(b) Negotiation of Agreement. You acknowledge that you negotiated the terms of this Agreement with the Company and that you enter into this Agreement voluntarily.

(c) Applicable Legal Standards. You will be an employee of the Company’s United States operations and agree that your employment with the Company shall be governed by the laws of the United States of America and the State of Illinois.

(d) Arbitration. Any controversy or claim arising out of or relating to this Agreement or for the breach thereof, or your employment, including without limitation any statutory claims (for example, claims for discrimination including but not limited to discrimination based on race, sex, sexual orientation, religion, national origin, age, marital status, handicap or disability; and claims relating to leaves of absence mandated by state or federal law), breach of any contract or covenant (express or implied), tort claims, violation of public policy or any other alleged violation of statutory, contractual or common law rights (and including claims against the Company’s officers, directors, employees or agents) if not otherwise settled between the parties, shall be conclusively settled by arbitration to be held in Chicago, Illinois, in accordance with the American Arbitration Association’s Employment Arbitration Rules and Mediation Procedures (the “Rules”). Arbitration shall be the parties’ exclusive remedy for any such controversies, claims or breaches. The parties also consent to personal jurisdiction in Chicago, Illinois with respect to such

Ms. Bonnie W. Gwin

September 26, 2006

arbitration. The award resulting from such arbitration shall be final and binding upon both parties. This Agreement shall be governed by the laws of the United States of America and the State of Illinois without regard to any conflict of law provisions of any jurisdiction. You and the Company hereby waive the right to pursue any claims relating to this Agreement, to your employment or to the termination thereof, through civil litigation outside the arbitration procedures of this provision, unless otherwise required by law. You and the Company each have the right to be represented by counsel with respect to arbitration of any dispute pursuant to this paragraph. The arbitrator shall be selected by agreement between the parties, but if they do not agree on the selection of an arbitrator within 30 days after the date of the request for arbitration, the arbitrator shall be selected pursuant to the Rules. With respect to any Claim brought to arbitration hereunder, both you and the Company shall be entitled to recover whatever damages would otherwise be available to you/it in any legal proceeding based upon the federal and/or state law applicable to the Claim, except that parties agree they shall not seek any award for punitive damages for any claims they may have under this Agreement. The decision of the arbitrator may be entered and enforced in any court of competent jurisdiction by either the Company or Employee. Each party shall pay the fees of their respective attorneys (except as otherwise awarded by the arbitrator), the expenses of their witnesses and any other expenses connected with presenting their cases, other costs, including the fees of the mediator, the arbitrator, the cost of any record or transcript of the arbitration, and administrative fees, shall be borne equally by the parties, one-half by you, on the one hand, and one-half by the Company, on the other hand. Should either party pursue any dispute or matter covered by this section by any method other than said arbitration, then the other party shall be entitled to recover all damages, costs, expenses, and attorneys’ fees incurred as a result of such action. The provisions contained in this Section shall survive the termination and/or expiration of this Agreement.

(e) Notice. All notices and other communications under this Agreement shall be in writing to you at the above-referenced address or to the Company at its Chicago Headquarters, directed to the attention of the General Counsel.

(f) Full and Complete Agreement. This letter Agreement contains our entire understanding and can be amended only in writing and signed by the Chief Executive Officer or General Counsel. This Agreement supersedes any and all prior agreements, whether written or oral, between you and the Company, that are not specifically incorporated by reference herein. You and the Company specifically acknowledge that no promises or commitments have been made that are not set forth in this letter.

(g) Severability. If any provision of this Agreement or the application thereof is held invalid, such invalidity shall not affect other provisions or applications of this Agreement that can be given effect without the invalid provision or application and, to such end, the provisions of this Agreement are declared to be severable.

Ms. Bonnie W. Gwin

September 26, 2006

(h) Survival of Provisions, The provisions of Sections 7 (c) and (d) and 8 through 10 of this Agreement shall survive the termination of your employment with the Company and the expiration or termination of this Agreement

We look forward to your continued employment with the Company.

Yours sincerely,

/s/ Patricia R. Willard
Patricia R. Willard
Chief Human Resources Officer

I hereby accept the terms and conditions of employment as outlined above:

/s/ Bonnie W. Gwin	9/26/2006
Bonnie W. Gwin	Date